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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in the Prospectus of this Registration Statement of our report on the financial statements of GreyStone Technology, Incorporated ("GreyStone") as of March 31, 1998 and 1997 and for the years ended March 31, 1998, 1997 and 1996, which report is dated June 10, 1998 and contains an explanatory paragraph pertaining to GreyStone's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                  J.H. COHN LLP


San Diego, California
October 19, 1998